EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 12/14/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.34%	-1.13%	10.66%
Class B Units	-0.36%	-1.16%	9.76%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED DECEMBER 14, 2007

Grant Park sustained trading losses during the past week.  Positions in the currencies, interest rates and equity indices incurred the bulk of setbacks; gains came mainly from the energy sector.

The US dollar rallied against most of its major counterparts during a volatile week in the currency markets, resulting in losses for the sector.  The greenback climbed to its highest levels against the euro in more than a month after it was reported late in the week that consumer prices and retail sales were higher than anticipated during November; the news spurred the dollar higher on speculation that strong economic data may prevent the US central bank from implementing further interest rate cuts.   Long positions in the euro, New Zealand dollar and Australian dollar sustained the largest losses.

Long positions in the interest rate sector experienced losses after prices for fixed income instruments fell in response to the stronger-than-expected data on consumer prices and retail sales.  Eurodollar and Ten-year note positions lost the most ground.  Foreign markets also experienced losses as government securities prices in the United Kingdom fell in response to a jump in producer prices.

Despite a 25 basis point cut in interest rates by the US Federal Reserve and the announcement that several of the world’s central banks (led by the Fed) would coordinate an effort that would add $60 billion in liquidity to the financial system, global stock markets settled the week in lower territory.  Analysts implied that the plan to alleviate pressure on the world’s capital markets may have had the opposite effect on investors, exacerbating fears that the lack of liquidity stemming from the sub prime mortgage sector could be much more widespread than was previously thought.  Long positions in the German DAX and Hong Kong Hang Seng reported the largest losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the energy sector gained ground on the back of stronger oil prices.  Crude prices gained 3.4% on the week, settling at $91.27 per barrel after the International Energy Agency increased its 2008 demand forecast by 200,000 barrels per day.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com